DE JOYA & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Telephone: 702.938.0493
Facsimile: 702.920.8049


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Aptus Corp.



We consent to the use of our report dated March 31, 2004 in Pre-Effective Amendment No. 6 to Registration Statement on Form SB-2 and related prosepctus of Aptus Corp. filed on November 1, 2004.





/s/ De Joya & Company
De Joya & Company
Certified Public Accountants



Las Vegas, NV
November 1, 2004